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                                                                    EXHIBIT 99.1


For Further Information Contact:
Douglas W. Dougherty
Chief Financial Officer
(317) 594-2627

For Immediate Release:
May 30, 2006

           MARSH SUPERMARKETS ANNOUNCES RECEIPT OF LETTERS CONCERNING
                     POSSIBLE COMPETING ACQUISITION PROPOSAL


         Indianapolis, IN, May 30, 2006 -- Marsh Supermarkets, Inc. (Nasdaq:
MARSA and MARSB) ("Marsh" or the "Company"), today announced that it had received an unsolicited letter, dated May 22, 2006, from Drawbridge Special Opportunities Advisors LLC and Cardinal Paragon, Inc. ("Drawbridge/Cardinal") requesting that Marsh consent to Drawbridge/Cardinal making a proposal to acquire Marsh for $13.625 per share in cash, subject to completion of due diligence, and otherwise on substantially the same terms as the previously announced merger agreement with MSH Supermarkets Holding Corp. ("MSH"), an affiliate of Sun Capital Partners, Inc.

         Attached to the May 22 letter from Drawbridge/Cardinal is the form of merger agreement that Drawbridge and Cardinal stated they would be prepared to execute immediately following (i) the Company's consent to their making their proposal to acquire the Company for $13.625 per share and (ii) a few days for Drawbridge/Cardinal to review and discuss with the Company's management the non-public schedules to the merger agreement with MSH.

         On May 2, 2006, Marsh signed a definitive merger agreement to be acquired by MSH in an all cash transaction for $11.125 per share, and the Board of Directors determined to recommend that the Company's shareholders approve the merger with MSH. The Company's Board of Directors has made no determination to change its recommendation in favor of the MSH merger agreement at this time.




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         Cardinal, like other participants in the strategic alternative process conducted by the Company, executed a confidentiality agreement containing an agreement not to make an offer to acquire Marsh without Marsh's consent. Marsh forwarded the May 22 letter (as well as two other letters it previously received from Drawbridge/Cardinal) to MSH and requested that MSH consent to the Company granting Drawbridge/Cardinal's request. On May 26, 2006, Marsh received a letter from MSH in which MSH indicated its willingness, subject to certain terms, to consent to Marsh granting Drawbridge/Cardinal's request. Such terms included:

         o granting Drawbridge/Cardinal three days to execute a definitive merger agreement with Marsh;

         o requiring that any definitive agreement entered into between Drawbridge/Cardinal and Marsh expressly waive all standstill agreements with all parties and that Drawbridge/Cardinal forego any breakup fee other than a reimbursement for the breakup fee paid to MSH; and

         o the merger agreement with MSH be amended to require the Company to reimburse MSH for transaction expenses as well as the breakup fee in the event the Merger Agreement is terminated.

         The Company has rejected these conditions in view of the existing protection afforded MSH under the provisions of the merger agreement regarding competing proposals, including the $10 million breakup fee. Moreover, even if the Company were to accept those terms, there is no assurance that Drawbridge/Cardinal would make an offer under those conditions.

         The May 22 letter from Drawbridge/Cardinal, the May 26 letter received from MSH, as well as the other letters received from Drawbridge/Cardinal and MSH, will be filed in their entirety by the Company with the Securities and Exchange Commission as exhibits to a Current Report on Form 8-K.

About Marsh Supermarkets, Inc.
         The Company is a leading regional chain, operating 69 Marsh(R) supermarkets, 38 LoBill(R) Foods stores, eight O'Malia(R) Food Markets, 154 Village Pantry(R) convenience stores, and two Arthur's Fresh Market(R) stores in Indiana, Illinois and western Ohio. The Company also operates Crystal Food Services(sm), which provides upscale catering, cafeteria management, office coffee, coffee roasting, vending and concessions, and restaurant management and Primo Banquet Catering and Conference Centers, Floral Fashions(R), McNamara Florist(R) and Enflora(R) - Flowers for Business.


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Where to Find Additional Information
         The Company plans to file with the Securities and Exchange Commission (the "SEC") and mail to its shareholders a proxy statement in connection with the proposed merger with MSH. Investors are urged to carefully read the proxy statement and any other relevant documents filed with the SEC when they become available, because they will contain important information about the Company and proposed merger. The proxy statement will be mailed to the shareholders of the Company prior to the shareholder meeting. In addition, investors and security holders will be able to obtain free copies of the proxy statement, when it becomes available, and other documents filed by the Company with the SEC, at the Web site maintained by the SEC at www.sec.gov. These documents may also be accessed and downloaded for free from the Company's Web site at www.marsh.net, or copies may be obtained, without charge, by directing a request to Chief Financial Officer, Marsh Supermarkets, Inc., 9800 Crosspoint Boulevard, Indianapolis, Indiana 46256, (317) 594-2628.

Participants in the Solicitation
         The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed merger with MSH. Information regarding the Company's directors and executive officers is contained in the Company's proxy statement relating to its 2005 annual meeting of shareholders, which was filed with the SEC on June 23, 2005. Additional information regarding the interests of participants in the solicitation will be set forth in the proxy statement to be filed with the SEC in connection with the proposed transaction.

Cautionary Note Regarding Forward-Looking Statements
         This press release includes certain forward-looking statements (statements other than those made solely with respect to historical fact). Actual results could differ materially and adversely from those contemplated by the forward-looking statements due to known and unknown risks and uncertainties, many of which are beyond the Company's control. The forward-looking statements and the Company's future results, liquidity and capital resources are subject to risks and uncertainties including, but not limited to, the following: uncertainty regarding closing of the proposed transaction with MSH and the report of the unsolicited communications from Drawbridge/Cardinal; the entry of new or remodeled competitive stores into the Company's market areas; the level of discounting and promotional spending by competitors; the Company's ability to improve comparable store sales; the level of margins achievable in the Company's operating divisions; the stability and timing of distribution incentives from suppliers; changes in the terms on which suppliers require the Company to pay for store merchandise; softness in the local economy; the Company's ability to control expenses including employee medical costs, labor, credit card fees, and workers compensation and general liability expense; uncertainties regarding gasoline prices and margins; the success of the Company's new and remodeled stores; uncertainties regarding future real estate gains due to limited real estate holdings available for sale; potential interest


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rate increases on variable rate debt, as well as terms, costs and the availability of capital; the Company's ability to collect outstanding notes and accounts receivable; uncertainties related to state and federal taxation and tobacco and environmental legislation; uncertainties associated with pension and other retirement obligations; uncertainties related to the outcome of pending litigation; the timely and on budget completion of store construction, conversion and remodeling; and other known and unknown risks and uncertainties. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.




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